Exhibit 99.2

Fit Pay, Inc.

Financial Statements

As of and for the year ended December 31, 2016

with Independent Auditors’ Report

Fit Pay, Inc.

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Fit Pay, Inc.

Independent Auditors’ Report

To the Board of Directors

Fit Pay, Inc.

Danville, California

Report on the Financial Statements

We have audited the accompanying financial statements of Fit Pay, Inc. (the “Company”), which comprise the balance sheet as of December 31, 2016, and the related statements of operations, changes in shareholder’s deficit, and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fit Pay, Inc. as of December 31, 2016, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Benjamin & Young, LLP

Anaheim, California

November 6, 2017

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Fit Pay, Inc.

Balance Sheet

December 31	2016
ASSETS
Current assets:
Cash	$243,534
Prepaid expenses and other current assets	152,366
Total current assets	395,900

Non-current assets:
Property and equipment, net	37,051
Deposits	3,240
Total non-current assets	40,291

Total assets	$436,191

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Accounts payable	$86,221
Accrued expense	149,662
Deferred revenue	21,238
Notes payable to related party	799,910
Total current liabilities	1,057,031

Non-current liabilities:
Deferred revenue	4,375
Total non-current liabilities	4,375

Total liabilities	1,061,406

Commitments and contingencies

Stockholders’ deficit:
Common Stock, no par value: 10,000,000 shares authorized; 6,136,308 shares issued and outstanding	61,363
Preferred stock, no par value: 2,235,081 shares authorized; 2,235,081 shares issued and outstanding	3,261,289
Additional Paid-in Capital	636,356
Retained Earning	(4,584,223)
Total stockholders’ deficit	(625,215)

Total liabilities and stockholders’ deficit	$436,191

See accompanying notes to financial statements.

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Fit Pay, Inc.

Statement of Operations

Year Ended December 31,	2016
Net sales	$655,354
Cost of sales	527,825

Gross profit	127,529

Operating expenses:
General and administrative	764,731
Sales and marketing	333,031
Research and development	1,905,051

Total operating expenses	3,002,813

Loss from operations	(2,875,284)

Other expenses:
Interest expense	(3,897)
Total other expenses	(3,897)

Loss before income tax provision	(2,879,181)

Income tax provision	898

Net loss	$(2,880,079)

See accompanying notes to financial statements.

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Fit Pay, Inc.

Statement of Shareholders’ Deficit

	Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Total Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance - December 31, 2015	-	$-	$6,016,655	$-	$13,845	$(1,143,422)	$(1,129,577)
Issuances of preferred stock	1,798,246	3,075,000	-	-	-	-	3,075,000
Conversion of notes payable to preferred stock	436,835	186,289	-	-	560,722	-	747,011
Deemed preferred stock dividend	-	-	-	-	-	(560,722)	(560,722)
Issuances of common stock	-	-	119,653	61,363	-	-	61,363
Stock compensation expense	-	-	-	-	61,789	-	61,789
Net loss	-	-	-	-	-	(2,880,079)	(2,880,079)
Balance - December 31, 2016	2,235,081	$3,261,289	6,136,308	$61,363	$636,356	$(4,584,223)	$(625,215)

See accompanying notes to financial statements.

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Fit Pay, Inc.

Statement of Cash Flows

Year Ended December 31,	2016
Cash flows from operating activities:
Net loss	$(2,880,079)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	8,973
Stock compensation	61,789
Changes in assets and liabilities:
Accounts receivable	555
Prepaid expenses	(152,366)
Deposit	(3,240)
Accounts payable	8,963
Accrued expenses and other current liabilities	125,613
Deferred revenue	29,309
Net cash used in operating activities	(2,800,483)

Cash flows from investing activities:
Purchases of property and equipment	(36,269)
Net cash used in investing activities	(36,269)

Cash flows from financing activities:
Proceeds from issuances of preferred stock	3,075,000
Proceeds from issuances of common stock	1,196
Net cash provided by financing activities	3,076,196

Net increase in cash	239,444

Cash—beginning of year	4,090

Cash—end of year	$243,534

Supplemental disclosures of cash flow information:

Cash paid during the year for:
Interest	$-
Income taxes	$800

Non-cash financing activities:
Conversion of notes payable to related parties to preferred stock	$747,011
Preferred stock deemed dividend	560,722

See accompanying notes to financial statements.

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Fit Pay, Inc.

Notes to Financial Statements

1.	NATURE OF OPERATIONS

Fit Pay, Inc. (the “Company”), a Delaware Corporation incorporated on June 16, 2014, provides a proprietary technology platform that adds contactless payment capabilities to wearable and IoT devices—with very little start-up time, no investment in software development and instant access to the leading card networks. The Company integrates its technology into a wearable and IoT devices which provides customers to make purchases from many merchants worldwide.

The Company is located in Danville, California.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company are in accordance with accounting principles generally accepted in the United States of America, which is based on the accrual method of accounting.

Cash and cash equivalents

For purposes of the statement of cash flows, the Company considers highly liquid investments with an original maturity at the date of purchase of three months or less to be cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Significant estimates include, but are not limited to, estimated fair market value of stock based compensation, the estimated useful lives of property and equipment, and the ultimate collection of accounts receivable. Actual results could materially differ from those estimates.

Revenue Recognition

The Company recognizes revenue in accordance with accounting principles generally accepted in the United States. Recognition occurs when there is persuasive evidence of an arrangement, services are rendered, the fees are fixed and determinable, and collection is reasonably assured.

Deferred Revenue

The Company’s deferred revenues consist of prepayments made by certain of the Company’s customers and undelivered implementation or services.  The Company decreases the deferred revenues by the amount of the services it renders to such clients when provided, which the Company expects to be within the next twelve months.

Advertising Expense

Advertising costs are expensed as incurred and is recorded under sales and marketing in the accompanying statement of operations. Advertising expenses amounted to $48,840 for the year ended December 31, 2016.

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Fit Pay, Inc.

Notes to Financial Statements

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Property and Equipment

Property and equipment are recorded at cost. Maintenance and repairs are charged to expense as incurred. Depreciation and amortization are provided using both the straight-line method over the following estimated useful lives:

Office Equipment	3 years
Furniture and fixtures	7 years

Deferred Rent

Rent expenses are recognized using the straight-line method over the terms of the lease. The difference between rent expense incurred and the rental amount paid is reported as deferred rent obligation in the accompanying balance sheet. Contingent rental payments, including rents that depend on future events such as sales volume, inflation, and future property taxes, are exempt from straight-line procedures and are not included in the scheduled minimum lease payments. Deferred rent was immaterial at December 31, 2016.

Research and Development Costs

Research and development costs are charged to expense as incurred in the accompanying statement of operations. Research and development expenses consists primarily of salaries and related expenses, contractor and consultant expenses, and allocated overhead.

Long-lived Assets

In accordance with ASC 360, “Property, Plant, and Equipment,” the Company reviews for impairment of long-lived assets and certain identifiable intangibles whenever events or circumstances indicate that the carrying amount of assets may not be recoverable.  The Company considers the carrying value of assets may not be recoverable based upon our review of the following events or changes in circumstances: the asset’s ability to continue to generate income from operations and positive cash flow in future periods; loss of legal ownership or title to the assets; significant changes in our strategic business objectives and utilization of the asset; or significant negative industry or economic trends.  An impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset are less than its carrying amount. As of December 31, 2016, the Company was not aware of any events or changes in circumstances that would indicate that the long-lived assets are impaired.

Fair Value of Financial Instruments

The Company records its financial assets and liabilities at fair value, which is defined under the applicable accounting standards as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measure date.  The Company uses valuation techniques to measure fair value, maximizing the use of observable outputs and minimizing the use of unobservable inputs.  The standard describes a fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value which are the following:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Inputs include management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date.  The inputs are unobservable in the market and significant to the instrument’s valuation.

As of December 31, 2016, the Company believes that the carrying value of cash, accounts payable, accrued expenses, and other current assets and liabilities approximate fair value due to the short maturity of theses financial instruments.

The financial statements do not include any financial instruments at fair value on a recurring or non-recurring basis.

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Fit Pay, Inc.

Notes to Financial Statements

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Share-Based Payment

The Company accounts for stock-based compensation in accordance with ASC Topic 718, Compensation-Stock Compensation, or ASC 718. Under the fair value recognition provisions of this topic, stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as an expense on a straight-line basis over the requisite service period, which is the vesting period.

The Company has elected to use the Black-Scholes option-pricing model to estimate the fair value of its options, which incorporates various subjective assumptions including volatility, risk-free interest rate, expected life, and dividend yield to calculate the fair value of stock option awards. Compensation expense recognized in the statements of operations is based on awards ultimately expected to vest and reflects estimated forfeitures. ASC 718 requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.

Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consisted of taxes currently due and deferred taxes. Deferred taxes are recognized for the differences between the basis of assets and liabilities for financial statement and income tax purposes.

The Company follows ASC 740, Income Taxes, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates, applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company adopted ASC 740-10-25, which provides criteria for the recognition, measurement, presentation and disclosure of uncertain tax position. The Company must recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate resolution. The Company did not recognize additional liabilities for uncertain tax positions as a result of the implementation of ASC 740-10-25 for the year ended December 31, 2016.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk are cash and trade receivable arising from its normal business activities. The Company deposits its cash in high credit quality institutions. The Company performs ongoing credit evaluations to its customers and establishes allowances when appropriate.

The Company maintains cash in various accounts located in California. The Company has cash in financial institutions which are insured by the Federal Deposit Insurance Company (FDIC) up to $250,000 at each institution. At various times throughout the year, the Company may have cash balances in financial institutions that exceed the FDIC insurance limit. Management reviews the financial condition of these financial institutions on a periodic basis and does not believe this concentration of cash results in a high level of risk for the Company. At December 31, 2016, the Company’s bank deposits on hand did not exceed the FDIC insurance limit.

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Fit Pay, Inc.

Notes to Financial Statements

3.	PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

December 31,	2016

Office equipment	$29,233
Furniture and fixtures	22,457
Total property and equipment	51,690
Less – accumulated depreciation and amortization	(14,639)

Total property and equipment, net	$37,051

Depreciation and amortization expense on property and equipment amounted to approximately $8,973 for the year ended December 31, 2016.

4.	NOTES PAYABLE TO RELATED PARTY

The Company entered into various notes payable between September 2014 and November 2015 with the Company’s shareholder. The notes bear interest of 0.41% per annum and are due upon demand. The Company had $799,910 outstanding as of December 31, 2016.

Total interest expense under notes payable was $3,897 for the year ended December 31, 2016.

5.	CONVERTIBLE NOTES PAYABLE TO RELATED PARTY

The Company issued convertible notes as follows:

Holder	Date Issued	Maturity Date	Interest Rate	Original Amount	Balance at December 31, 2016

Holder 1	December 1, 2014	June 1, 2016	4.0%	$25,000	$-
Holder 2	April 1, 2015	October 1, 2016	4.0%	30,000	-
Holder 3	April 1, 2015	October 1, 2016	4.0%	125,000	-

Total amount				$180,000	$-

The convertible notes are convertible into the Company’s common stock, $0.01 per share (“Common Stock”), or convertible preferred stock (see Note 6), at a price per share equal to the valuation cap divided by the fully diluted capitalization as defined in the agreement in the event that neither a qualified financing nor a change of control as defined in the agreement has been consummated on or before the maturity date.

The convertible notes contain automatic conversion features. The conversion amount will be converted on or before the maturity date into equity securities issued and sold at the close of the Company’s next equity financing in a single transaction or a series of related transactions yielding gross proceeds to the Company of at least $1,000,000 (including conversion of the notes).

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Fit Pay, Inc.

Notes to Financial Statements

5.	CONVERTIBLE NOTES PAYABLE TO RELATED PARTY (continued)

The Company considered the guidance in ASC 815, Derivatives and Hedging, and determined the embedded conversion feature should not bifurcated and accounted for separately as a derivative liability because the embedded conversion feature is contingent. The Company then considered the guidance in ASC 470-20-25-20, Debt with Conversions and Other Options, and determined that any beneficial conversion feature shall not be recognized until and unless the triggering event occurs. As a result, no beneficial conversion feature was recognized on the date of issuance. In January 2016, the Company completed a qualified financing (see Note 6), as defined, resulting in the convertible debt being automatically converted into shares of preferred stock. Therefore, the Company converted the convertible debt with a net book value of approximately $186,000, including accrued interest, into 436,835 shares of preferred stock (see Note 6) with an estimated fair market value of $747,000, resulting in a deemed preferred stock dividend on extinguishment of debt of approximately $561,000 which is recorded in the accompanying statement of shareholders’ deficit under preferred stock deemed dividend.

Interest expense incurred related to the convertible notes payable was approximately $560 for the year ended December 31, 2016.

6.	STOCKHOLDERS’ DEFICIT

Common Stock

During 2016, the Company issued 119,653 shares of its Common Stock to its employees for proceeds of $1,197.

Convertible preferred stock

The Company is authorized to issue 2,235,081 shares of convertible preferred stock with a par value of $0.01 per share. All preferred shares of the company have been designated “Series Seed Preferred Stock”. The Company has issued 2,235,081 of Series Seed Preferred Stock. The preferred stock is convertible at the original issue price for such preferred stock divided by the conversion price, which is defined as the original issue price, subject to adjustments, both standard and anti-dilutive. The Company is required to reserve common shares to cover any conversion of the preferred stock. The Company has determined that as a result of the preferred stock being equity classification, derivative accounting is not required for the embedded conversion feature within the convertible preferred stock. The Company determined it had in reserve shares of common stock to cover the conversion of preferred stock at December 31, 2016.

The Company issued a total of 1,798,246 of Series Seed Preferred Stock to two investors at a price of $1.71 per share for total proceeds of $3,075,000. A total of 417,715 shares of preferred stock were issued to two investors as a result of the conversion of convertible notes at a conversion price of $0.38 per share (see Note 5). 19,120 shares were issued to a single investor as a result of the conversion of convertible notes at a conversion price of $1.37 (see Note 5).

The holders of Series Seed Preferred Stock have the rights, preferences, privileges and restrictions as set forth below:

Dividends: The company will declare all dividends pro rata on the Common Stock and the Preferred Stock on a pari passu basis according to the number of shares of Common Stock held by such holders. For this purpose, each holder of Preferred Stock will be treated as holding the greatest whole number of shares of Common Stock then issuable upon conversion of all shares of Preferred Stock held by such holder. As of December 31, 2016, no dividends have been declared.

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Fit Pay, Inc.

Notes to Financial Statements

6.	STOCKHOLDERS’ DEFICIT (continued)

Liquidation Preferences: In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, or any Deemed Liquidation Event (as defined), before any payment can be made to holders of Common Stock, the holders of Preferred Stock must be paid out of the funds and assets available for distribution to its stockholders, an amount per share equal to the greater of (a) the Original Issue Price for such share of Preferred Stock, plus any dividends declared but unpaid, or (b) such amount per share as would have been payable had all shares of Preferred Stock been converted into Common Stock immediately prior to such liquidation, dissolution, or winding up or Deemed Liquidation Event. If the funds and assets available for distribution are insufficient to pay the holders of shares of Preferred Stock the full amount to which they are entitled, the holders of shares of Preferred Stock will share ratably in any distribution of the funds and assets available for distribution in proportion to the respective amounts that would otherwise be payable in respect of the shares of Preferred Stock held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. After full payment has been made to the holders of preferred stock, the remaining proceeds, if any, will be distributed among the holders of common stock ratably based on the number of shares of common stock held by each holder.

Conversion: Each share of preferred stock is convertible, at the option of the holder, into shares of common stock according to the conversion price applicable to the series of preferred stock, as adjusted at any time after the date of issuance. Each share automatically converts into that number of shares of common stock determined in accordance with the applicable conversion price upon either (i) the sale of the Company’s common stock in an initial public offering, or (ii) the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least the majority of the outstanding shares of Preferred Stock voting as a single class on an as-converted basis.

Voting: The holders of preferred stock are entitled to voting rights equal to the number of whole shares of common stock into which each share of preferred stock could be converted as of the record date for determining stockholders entitled to vote.

Protective provisions: As long as at least 25% of the initially issued shares of preferred stock remain outstanding, the Company will not be able to do any of the following without the written consent or affirmative vote of the holders of at least the majority of the outstanding shares of Preferred Stock: adverse changes to rights, powers, or privileges of preferred stock; increase or decrease in the authorized number of shares of common stock or preferred stock; creation of any new class or series of shares having rights, powers, or privileges senior to or on parity with preferred stock; redemption or repurchase of any shares of common stock or preferred stock; declaration or payment of any dividend or distribution on any shares of common stock or preferred stock; any change in the authorized number of the members of the Board of Directors; taking any action that would result in a liquidity event; agree or commit to exclusively license all or substantially all of the Company’s intellectual property in a single transaction or series of related transactions; issue shares of any class or series of capital stock or issue any securities convertible into capital stock other than shares of Common Stock granted to employees, officers, directors, contractors, consultants, or advisors pursuant to incentive agreements or other arrangements that are approved by the Board of Directors, which approval must include the affirmative approval of the Series Seed Director; and creation or authorization of any debt security that would cause aggregate indebtedness to exceed $350,000, unless such debt security has received prior approval of the Board of Directors, including the approval of the Series Seed Director.

Redeemed or Otherwise Acquired Shares: Any shares of Preferred Stock that are redeemed or otherwise acquired by the Company or any of its subsidiaries will be automatically and immediately cancelled and retired and will not reissued, sold, or transferred. Neither the Company nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Preferred Stock following any such redemption.

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Fit Pay, Inc.

Notes to Financial Statements

7.	STOCK COMPENSATION

In 2014, the Company adopted the 2014 Non-statutory Stock Option Agreement (the “NSO Plan”). Under the NSO Plan, non-statutory stock options may be granted for the purchases of 165,000 shares of common stock to employees, directors, and consultants. NSO stock options are exercisable over periods not to exceed 10 years from the date of grant. Generally, options vest over a four-year period.

During the year ended December 31, 2016, the Company granted stock options to employees to purchase 692,500 shares of common stock. The stock options have an exercise price of $0.21, vest over 4 years and mature on various dates over 5 years. During the year ended December 31, 2016, the Company recorded $61,789 of stock-based compensation related to common stock options granted to employees. No income tax benefits have been recognized for stock-based compensation arrangements and no stock-based compensation has been capitalized as of December 31, 2016.

The fair value of each option awards to employees in 2016 is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions: estimated fair market value of common stock was $0.50, expected life of approximately 6.25 years, risk-free interest rate of approximately 1.25%, expected volatility of 50% and no dividends during the expected life, resulting in an estimated fair market value of the stock options of approximately $0.435 per option. The expected life of the options represents the period of time options are expected to be outstanding and is estimated considering vesting terms and employees’ historical exercise and post-vesting employment termination behavior. The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant. The expected volatility is based on historical volatilities of public companies operating in the Company’s industry.

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)

Balance at December 31, 2015	165,000	$0.01	3.99
Granted	692,500	0.21
Exercised	(119,653)	0.01
Forfeited or expired	-	-

Balance at December 31, 2016	737,847	$0.17	2.99
Vested and expected to vest at December 31, 2016	737,847	$0.14
Exercisable at December 31, 2016	57,500	$0.01

Future stock-based compensation for unvested employee options granted and outstanding as of December 31, 2016 is $240,221, which will be recognized over a weighted-average remaining requisite service period of approximately 2.5 years.

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Fit Pay, Inc.

Notes to Financial Statements

8.	INCOME TAX

The Company did not have material income tax provision because of net loss and valuation allowances against deferred income tax provision for the year ended December 31, 2016.

The provision for income taxes consisted of the following:

December 31,	2016
Current:
Federal	-
State	898
Total	898

Deferred:
Federal	-
State	-
Total	-

Provision for income taxes	898

The components of the deferred tax assets and liabilities are as follows:

December 31,	2016

Net operating loss carryovers	$1,985,000
Valuation allowances	(1,985,000)

Net deferred tax assets	$-

At December 31, 2016, the Company had available net operating loss carryovers of approximately $2.0 million that may be applied against future taxable income and expires at various dates between 2024 and 2036, subject to certain limitations. The Company has a deferred tax asset arising substantially from the benefits of such net operating loss deduction and has recorded a valuation allowance for the full amount of this deferred tax asset since it is more likely than not that some or all of the deferred tax asset may not be realized.

The Company files income tax returns in the U.S. federal jurisdiction and California and is subject to income tax examinations by federal tax authorities for tax years ended 2013 and later and by California authorities for tax years ended 2012 and later. The Company currently is not under examination by any tax authority. The Company’s policy is to record interest and penalties on uncertain tax positions as income tax expense. As of December 31, 2016, the Company has no accrued interest or penalties related to uncertain tax positions.

9.	RELATED PARTY TRANSACTIONS

The Company had a note payable to Michael Orlando with a principal amount of $795,000 and accrued interest of $4,910 as of 12/31/16. See Note 4.

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Fit Pay, Inc.

Notes to Financial Statements

10.	COMMITMENTS AND CONTINGENCIES

Operating Lease

The Company entered into an operating facility lease agreement for its office located in California in June 2016 for 4 years’ term expiring in May 2020. The lease contain rent increase each year with starting base rent of $3,240 per month.

Future minimum lease expense under the facility lease agreement at December 31, 2016 is as follows:

Years ending December 31,	Amount

2017	$39,688
2018	41,076
2019	42,465
2020	17,935

Total	$141,164

Total lease expense for the year ended on December 31, 2016 was $32,312.

11.	SUBSEQUENT EVENTS

In May 2009, the FASB issued ASC 855, “Subsequent Events.” ASC 855 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. The standard, which includes a new required disclosure of the date through which an entity has evaluated subsequent events, is effective for interim or annual periods ending after June 15, 2009.

The Company evaluated all events or transactions that occurred after December 31, 2016 up through the date the financial statements were available to be issued. During these periods, the Company did not have any material recognizable subsequent events required to be disclosed as of and for the year ended December 31, 2016 other than the following:

●	On May 23, 2017, the Company completed a merger with Nxt-ID, Inc. (“NXT”), a publicly traded company, whereby NXT acquired all of the equity of the Company (the “Transaction”). Following the merger, the Company became a wholly owned subsidiary of NXT. The purchase price of the Transaction consisted of: (i) the issuance of 19.99% of the outstanding shares of the capital stock of NXT to the shareholders of the Company; (ii) the issuance by the Company of $2,000,000 worth of voting, non-convertible shares of junior preferred stock to certain shareholders of preferred shares of the Company; and (iii) an earn-out payment to the shareholders of the Company of 12.5% of the gross revenue derived from the then Company’s technology by NXT, for the sixteen quarter period beginning October 1, 2017.

●	On March 9, 2017, the Company borrowed $50,000 from its shareholder and founder with interest rate at 1% per annum. The note is payable and unpaid interest is due upon demand.

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